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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-3647) of Marlton Technologies, Inc. of our report dated March 21, 2003 relating to the consolidated financial statements, which appear in this Form 10-K. We also consent to the incorporation by reference of our report dated March 21, 2003 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
March 21, 2003



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